Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

The undersigned, Justin Farry, Chief Financial Officer of GreenHouse Holdings, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K/A of GreenHouse Holdings, Inc. for the period ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of GreenHouse Holdings, Inc.

Dated: September 23, 2011

/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GreenHouse Holdings, Inc. and will be retained by GreenHouse Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.